UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2017
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Post Holdings, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105 on Thursday, January 26, 2017. At the Annual Meeting, of the 64,625,368 shares outstanding and entitled to vote, 59,339,053 shares were represented, constituting a 92% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:
All of the nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2020 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes	Percentage of Votes Cast For
Robert E. Grote	54,956,639	2,102,101	2,280,313	96.32%
David W. Kemper	55,708,259	1,350,481	2,280,313	97.63%
Robert V. Vitale	56,852,849	205,891	2,280,313	99.64%

Proposal 2:
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017 was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Percentage of Votes Cast For
59,259,454	56,731	22,868	99.86%

Proposal 3:	The Company’s executive compensation, as described in the Company’s 2016 Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
37,903,470	19,127,161	28,109	2,280,313	66.43%

Proposal 4:	A shareholder proposal concerning a report disclosing the risks of caged chickens was not approved by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
12,409,823	38,738,871	5,910,046	2,280,313	21.75%

Proposal 5:	A shareholder proposal concerning an independent chairman was not approved by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
15,776,570	41,223,655	58,515	2,280,313	27.65%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 30, 2017	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Chief Administrative Officer, Secretary

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